                                                                   Exhibit 99(e)

  RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NO. A-10A (the "Rental Schedule")
                           DATED AS OF JANUARY 1, 1997
          TO MASTER LEASE AGREEMENT NO. 9508COG514 (the "Master Lease")
                          DATED AS OF SEPTEMBER 1, 1996

LESSOR                                   LESSEE

EQUIS FINANCIAL GROUP                    QUANTERRA INC.
LIMITED PARTNERSHIP                      4955 YARROW STREET
98 NORTH WASHINGTON STREET               ARVADA, CO 80002
BOSTON, MA 02114

1.    LEASE TERM. PAYMENT DATES.

      This Rental Schedule between Lessor and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B, for the Lease Term and at the Periodic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease. The Lease Term is for the period from and including the Acceptance Date of each item of Equipment set forth on the attached Schedule B, to but not including the Primary Start Date, as hereinafter defined ("Interim Term") and for a Primary Term commencing on the first day of the calendar quarter following the last Acceptance Date for any item of Equipment leased pursuant hereto ("Primary Start Date") and continuing to and including the Lease Expiration Date set forth on the attached Schedule A. The Acceptance Date for each item of Equipment shall be the earlier of the date on which the item of Equipment is accepted for lease by Lessee, or the tenth (10th) day following the date on which the item of Equipment is delivered to Lessee.

2.    INTERIM RENT. PERIODIC RENT.

      Interim Rent shall be due and payable in full on the Primary Start Date. Interim Rent is computed by multiplying the Total Equipment Cost by the Per Diem Lease Rate set forth on the attached Schedule A and multiplying the product by the number of days in the Interim Term.

      For the Primary Term, Periodic Rent is due and payable in full beginning on the Payment Commencement Date and continuing at the Payment Frequency and for the Number of Payments specified herein. Periodic Rent is computed by multiplying the Total Equipment Cost by the periodic Lease Rate set forth on the attached Schedule A. Lessee shall also pay to Lessor a fee in the amount indicated on the attached Schedule A under the heading "Documentation Fee" as reimbursement for fees owed by Lessor relating to Uniform Commercial Code Financing Statements to be filed in connection with the acquisition of the Equipment. Such fees shall be due and payable on the Payment Commencement Date.

      In the event the Total Equipment Cost for the Equipment described herein contains soft costs, including, but not limited to software, installation,

              RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NO. A-10A
                                    PAGE TWO

freight, testing, maintenance agreements, registration and licensing fees, or federal excise tax (each a "Soft Cost" and collectively the "Soft Costs"), each being understood by the parties hereto to have limited residual value, Lessee shall pay to Lessor, in the event Lessee does not exercise its option to renew the Rental Schedule upon the Lease Expiration Date for a term of twelve (12) months or more, in addition to the final payment of Periodic Rent due hereunder, an executory fee equal to ten percent (10%) of the total amount of Soft Costs included in the Total Equipment Cost for the Rental Schedule.

3.    SPECIAL RETURN CONDITIONS.

      In Furtherance, and not in limitation of, the use, maintenance and return conditions for the Equipment set forth in the Master Lease Agreement, Lessee hereby agrees to return the Equipment to Lessor in accordance with all of the terms and conditions of the Master Lease Agreement and in compliance with the following return conditions:

      Each item, of Equipment shall be in both good appearance and operating condition, less reasonable wear and tear. Each unit and component of such unit shall be capable of performing or meeting the manufacturer's minimum performance specifications when new ("Minimum Return Conditions") . Lessee will relinquish to Lessor all its rights, claims and interest in and to all modifications and upgrades performed by Lessee during the lease term. Lessee will not tamper with, alter or remove any non--proprietary software feature that currently resides with the Equipment. Upon any termination or expiration of this Rental Schedule, Lessee will, at its own cost and expense de-install the equipment and provide Lessor with a letter which will be provided by a manufacturer's representative certifying that the equipment is eligible for maintenance. Lessee will also return to Lessor all operating manuals and cables required for the full functioning of the Equipment.

      If requested by Lessor, Lessee shall provide free and safe storage and insurance for the Equipment for a period not to exceed ninety (90) days from the date of expiration of the Lease Term or any extension or renewal thereof. At the expiration of the Lease Term or any extension or renewal thereof, or at the expiration of the ninety (90) day storage period, if any, Lessee shall return each item of Equipment in accordance with the Master Lease and this Section 3. Lessor may, but is not required to, inspect the Equipment prior to its return. Lessor's failure to inspect the Equipment prior to its return shall in no way be considered a waiver of Lessor's right to inspect the Equipment upon its return to Lessor or Lessor's agent. Regardless of whether Lessor's inspection occurs upon Lessee's premises, if upon such inspection, Lessor determines that the Equipment does not conform to the Minimum Return Conditions, Lessor will promptly notify Lessee of such determination, specifying the repairs or refurbishments ("Repairs") needed to place the Equipment in the Minimum Return Conditions. Lessor may, at its option, either require Lessee to effect such Repairs or itself effect such Repairs. In either case, all costs associated with any Repairs and inspections shall be paid by Lessee within thirty (30) days of receipt of Lessor's invoice therefor. Until Lessor deems the Equipment to be in full compliance with the Minimum Return Conditions, the Rental Schedule shall continue in full force and effect and

              RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NO. A-10A
                                   PAGE THREE

Lessee shall continue to pay Periodic Rent, notwithstanding any expiration or termination of the Lease Term, or the physical return of any item of Equipment to Lessor or its agent, through and including the date on which Lessor the Equipment to be full compliance with the Minimum Return Conditions.

      If Lessor and Lessee cannot agree as to such Repairs, then the parties will mutually agree upon the selection of a third party expert who shall render a final and binding decision on the parties with respect to the condition of the Equipment and any Repairs required in order for the Equipment to fully comply with the Minimum Return Conditions. The party against whom such decision is made shall bear said expert's fees and expenses.

4.    ACCEPTANCE CERTIFICATE.

      Lessee hereby represents, warrants and certifies (a) that the Equipment described herein has been delivered to and inspected and found satisfactory by Lessee and is accepted for lease by Lessee under this Rental Schedule and the Master Lease as incorporated herein by reference, as of the Acceptance Date set forth above; (b) all items of Equipment are new and unused as of the Acceptance Date, except as otherwise specified above; (c) the Equipment is located as specified on Schedule B hereto; (d) the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof; (e) Lessor has furnished, and Lessee has reviewed and hereby approves of the terms of, Lessor's purchase order, purchase contract, or other instrument evidencing Lessor's purchase of the Equipment, including any manufacturer or vendor warranties contained therein; and (f) unless otherwise specified above, the Equipment is not a fixture or accession to any real or personal property including any other property owned by Lessor.

5.    SCHEDULE OF CASUALTY VALUES.

      The Schedule of Casualty Values attached hereto is incorporated herein by reference and shall be applicable to the Equipment described in Schedule C hereto.

6.    ENTIRE AGREEMENT. MODIFICATION AND WAIVERS. EXECUTION IN COUNTERPARTS.

      This Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. To the extent any of the terms and conditions set forth in this Rental Schedule conflict with the Master Lease, the conflicting terms of this Rental Schedule shall govern and control. No amendment, modification or waiver of this Rental Schedule or the Master Lease will be effective unless evidenced in writing signed by the party to be charged. This Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

              RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NO. A-10A
                                    PAGE FOUR

IN WITNESS WHEREOF the parties hereto have caused this Rental Schedule and Acceptance Certificate to be executed and delivered by their duly authorized representatives as of the date first above written.


EQUIS FINANCIAL GROUP
LIMITED PARTNERSHIP                      QUANTERRA INC.
Lessor                                   Lessee

By: Equis Corporation                    By:    /s/ Debbie Pentek
    its general partner                         --------------------------
                                         Title: Purchasing Manager
                                                --------------------------

By:    /s/ Gail Ofgant
       --------------------
Title: Vice President
       --------------------

      COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1

LLR4OD-O1             EQUIS FINANCIAL GROUP              1/10/97 17:11:39 PAGE 1

                     Schedule A - Rental Schedule Economics

LESSEE:       QUANTERRA INC.
LESSOR:       EQUIS FINANCIAL GROUP

RENTAL SCHEDULE:                 A-10A
LEASE TERM (months):                            36
PRIMARY START DATE:                       2/1/1997 GDO
LEASE EXPIRATION DATE:                   1/31/2000 GDO
PAYMENT FREQUENCY:                         MONTHLY
ADVANCE/ARREARS:                           ADVANCE
LEASE RATE:                             .032705000
PER DIEM LEASE RATE:                    .001090167
PERIODIC RENT:                           $2,429.98
NUMBER OF PAYMENTS:                             36
TOTAL INTERIM RENT:                      $1,052.99
PAYMENT COMMENCEMENT DATE:               1/01/1997
TOTAL EQUIPMENT COST:                   $74,300.00

DOCUMENTATION FEE:                  $20.00
                              --------------------

    DP      LESSEE INITIALS
----------

    GDO     LESSOR INITIALS
----------

ATF#: 96-0009-1

LLR41D-01                     EQUIS FINANCIAL GROUP      1/10/97 17:11:45 PAGE 1

                        Schedule B Equipment Description

LESSEE: QUANTERRA, INC                                  RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMBER: A-10A

LESSOR: EQUIS FINANCIAL GROUP

                                                                                                      Acceptance
Equipment Cost    Serial Number              Year Manufacturer    Model   Type                        Date
----------------------------------------------------------------------------------------------------------------
     74,300.00    AP100140                   FINNIGAN MAT         F-079   ESI/APCI UPGRADE/XSQ700/7   12/19/1996
--------------
     74,300.00    Total for Location 4955    YARROW STREET        ARVADA              CO 80002
==============
     74,300.00    Total Equipment Cost

                    EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP
                                 QUANTERRA INC.
           Schedule C - Casualty Value Table for Rental Schedule A-10A
                   (Stated as a Percentage of Equipment Cost)

                  AFTER
                PRIMARY
                  TERM                                   CASUALTY
               PAYMENT NO.                                 VALUE
               -----------                               --------
               Prior to 1                                 120.00
                        1                                 118.24
                        2                                 116.48
                        3                                 114.69
                        4                                 112.90
                        5                                 111.09
                        6                                 109.27
                        7                                 107.44
                        8                                 105.59
                        9                                 103.73
                       10                                 101.86
                       11                                  99.98
                       12                                  98.08
                       13                                  96.18
                       14                                  94.26
                       15                                  92.33
                       16                                  90.39
                       17                                  88.44
                       18                                  86.48
                       19                                  84.51
                       20                                  82.52
                       21                                  80.53
                       22                                  78.53
                       23                                  76.53
                       24                                  74.51
                       25                                  72.49
                       26                                  70.45
                       27                                  68.42
                       28                                  66.37
                       29                                  64.32
                       30                                  62.26
                       31                                  60.20
                       32                                  58.13
                       33                                  56.07
                       34                                  53.99
                       35                                  51.92
                       36                                  50.00

================================================================================
                                   - INVOICE -

Finnigan Corporation                                                      page 1
dba Finnigan MAT                                                    ------------
355 River Oaks Parkway         End User: MR. PAUL WINKLER           S-021222-011
San Jose, CA 95134-1991        (303) 421-6611                       ------------
(408) 433-4800 TELEX 470745
TELEFAX: (408) 433-4823                   [LOGO] Finnigan
CABLE ADDRESS: FINISTRO                          MAT
                                          PLEASE REMIT TO:
                                          Finnigan MAT [or] Finnigan Corporation
                                          P0 Box 73429, Chicago, IL 60673-7429

                               System SN:
================================================================================
Your Order is Acknowledged And Accepted Subject To The Terms And Conditions Listed on SOTC Rev B.

SOLD TO                                 SHIP TO

EQUIS FINANCIAL GROUP                   QUANTERRA, INC.
98 NORTH WASHINGTON ST.                 4955 YARROW STREET
ACCOUNTS PAYABLE                        ARVADA, CO 80002
BOSTON, MA 02114

================================================================================
DATE SHIPPED   SHIPPER   WAYBILL NO.    CUSTOMER NO.  INVOICE DATE   INVOICE NO.
--------------------------------------------------------------------------------
  12/19/96      BURGL     338123623       4156-01       12/19/96    S-021222-011
================================================================================
 ACKN DATE      SHIP VIA INSTRUCTIONS      CUSTOMER ORDER NO.    SALES ORDER NO.
--------------------------------------------------------------------------------
  12/10/96         FOB DESTINATION              12329EFG            S-021222
================================================================================

ITEM                                                SHIP     QTY                  AMOUNT
 NO.                   DESCRIPTION                   ID   ORD  SHIP    PRICE        DUE
------------------------------------------------------------------------------------------
 01   F-079         ESI/APCI FIELD UPG/XSQ700/7000    1    1    1    73,500.00   73,500.00

      Shipping S/N: AP100140

      FIELD-INSTALLED ATMOSPHERIC PRESSURE
      IONIZATION SOURCE FOR ATMOSPHERIC PRESSURE
      CHEMICAL IONIZATION (APCI) AND ELECTROSPRAY
      IONIZATION (ESI) FOR TSQ 700/7000, SSQ
      700/7000 AND SSQ 710 SYSTEMS.

 02   70005-60039   ONE-INCH FORELINE HOSE ASSY       1    1    1       800.00      800.00

        Terms:

      100% due On Shipment, net 30 days.

        Special Instructions:

      SOFTWARE LICENSE AGREEMENT MUST BE SIGNED
      AND ON FILE PRIOR TO SHIPMENT
      TRAFFIC: PLEASE INSURE SHIPMENT
      TAX EXEMPT

      Mfg. Account: 410106

---------------------------------------------------------------
All claims for loss or damage in transit must be
made against the carrier. Prices F.O.B. San Jose.              ===========================
California, unless otherwise specified. Seller                      PLEASE REMIT
represents that these goods were produced in                            TOTAL    74,300.00
compliance with all applicable requirements of                      THIS AMOUNT
Section 6, 7 and 12 of the Fair Labor Standards
Act as amended, and regulations and orders of the
United States Department of Labor issued under
Section 14 thereof.
==========================================================================================

A subsidiary of Thermo Instrument Systems, Inc.   SOPRTSJ (KS: 01/16/95)

                                    CUSTOMER

--------------------------------------------------------------------------------

Finnigan Corporation                           [LOGO] Finnigan
355 River Oaks Parkway                                MAT
San Jose, CA 95134                                          [LOGO]
Phone: (408) 433-4800 x2732                    WESTERN REGION QUOTATION
Fax: (408) 383-9641
E-mail: brown@finnigan.com

--------------------------------------------------------------------------------

   Submit Quotation to:                   Send Purchase Order to:
   --------------------                   -----------------------
     Quanterra (RMA)                       Finnigan Corporation
    4955 Yarrow Street                    355 River Oaks Parkway
     Arvada, CO 80002                       San Jose, CA 95134
   Phone: 303/421-6611       Attn.: Steven R. Brown, Regional Service Manager
    Fax: 303/467-9136

        IN RESPONSE TO YOUR REQUEST WE ARE PLEASED TO QUOTE AS FOLLOWS...

------------------------------------------------------------------------------------------
REFERENCE          SHIPMENT        F.O.B.           TERMS              DATE      QUOTATION
---------          --------        ------           -----              ----      ---------
                                                                                  NUMBER
                                                                                  ------
------------------------------------------------------------------------------------------
  SRB/ss      60 - 90 Days ARO    San Jose   Net 30 After Invoice    8/23/96    WQII96-049

------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ITEM  QTY  CATALOG                   DESCRIPTION                UNIT      TOTAL
----  ---   NUMBER                   -----------                PRICE     PRICE
            ------                                              -----     -----
--------------------------------------------------------------------------------
  1   1ea   F-079   Field installed atmospheric pressure        $73,500  $73,500
                    ionization source for atmospheric pressure
                    ionization (APCI) and electrospray
                    ionization (ESI) on TSQ700/7000 systems.
                    Includes loop injector and infusion pump.
                    Requires revision 7.0 or higher ICIS
                    software, "download" firmware (for systems
                    manufactured before September. 1990), and
                    one-inch foreline hose assembly (for
                    systems manufactured before January 1991)
--------------------------------------------------------------------------------
  3   1ea   70005-  One-inch foreline hose assembly (for           $800     $800
            60039   systems manufactured before January 1991)
--------------------------------------------------------------------------------

                                                                Total: 73,500.00

                                                                          800.00
                                                                      ----------
                                                                      $74,300.00
                                                                      ==========

Freight and handling prepaid and added.
Plus tax where applicable.

                                     MORE...

TERMS AND CONDITIONS:

1. All items sold and installed by Finnigan carry a standard 90-day warranty. Finnigan implies no warranty on items supplied by customer.

2.    No corrective maintenance or repair is included in the quote.

--------------------------------------------------------------------------------

Quotation Firm for 60 days                              Finnigan Corporation
                                                        d/b/a Finnigan MAT

                                                        /s/ Steven R. Brown

                                                        Steven R. Brown
                                                        Regional Service Manager

        Quotation subject to terms and conditions listed QSF PR0003 Rev B